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                                                                     EXHIBIT 2.2

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

        This First Amendment to Amended and Restated Agreement and Plan of Reorganization ("First Amendment") is made effective as of January 25, 1999, between Space Electronics Incorporated, a Delaware corporation (the "Company"), the shareholders of the Company listed on the signature page to the Merger Agreement ("Principal Shareholders"), MT Acquisition Corporation, a Delaware corporation ("Newco"), and Maxwell Technologies, Inc., a Delaware corporation ("Maxwell"), with reference to the following facts:

        A. The Company, the Principal Shareholders, Newco and Maxwell entered into an Amended and Restated Agreement and Plan of Reorganization dated as of November 25, 1999 (the "Merger Agreement"), whereby at the Effective Time, Newco, a wholly-owned subsidiary of Maxwell, shall merge with and into the Company such that the separate existence of Newco shall cease and the Company shall become a wholly-owned subsidiary of Maxwell (the "Merger").

        B. The parties to the Merger Agreement wish to amend the Merger Agreement to provide for, among other items: (i) shareholder approval of the Merger by written consent action, (ii) explicit anti-dilution protection to the Company shareholders if Maxwell sets a record date for an anticipated stock split prior to the Effective Time, (iii) the determination of the "Designated Maxwell Stock Price" as of the (twenty) 20 trading days ending on, and including, January 26, 1999, and (iv) a final allocation of the fees and expenses associated with Arthur Andersen, L.L.P.;s services as a broker and for separately invoiced accounting services.

        C. Terms with initial capital letters used in this First Amendment and not otherwise defined herein shall have the same meanings set forth in the Merger Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Modification to Merger Agreement: The Merger Agreement is hereby amended and modified as follows:

                1.1 The sixth recital on page 1 of the Merger Agreement shall be deleted in its entirety and replaced with the phrase:

        "WHEREAS, the Principal Shareholders shall have entered into Voting Agreements with Maxwell dated the date of this First Amendment, pursuant to which they have agreed to execute written consents approving the Merger; and"





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                1.2 The definition of "Designated Maxwell Stock Price" in
Section 1.7(a) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

        "Designated Maxwell Stock Price" shall mean the average of the closing sale prices (last trade) of Maxwell Common Stock on the Nasdaq National Market for the twenty (20) trading days ending on and including January 26, 1999.

                1.3 There shall be added to the Merger Agreement new Section
1.14 which shall read as follows:

        "1.14 Pre-Effective Time Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Maxwell Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock split, combination, exchange of shares or similar readjustment, or a stock dividend thereon shall be declared with a record date prior to the Effective Time, the number of shares or class of Maxwell Common Stock to be issued and delivered in the Merger in exchange for each of the outstanding Shares as provided in this Agreement shall be appropriately adjusted."

                1.4 The Exchange Ratio and the number of Escrowed Shares for the SEi Stockholders is set forth on Schedule A attached hereto.

                1.5 There shall be added to the Merger Agreement new Section
1.15 which shall read as follows:

        "1.15 Post-Effective Time Adjustments. If between the Effective Time and the date the last non-dissenting shareholder of the Company surrenders his Company share certificates and becomes a record holder of Maxwell Common Stock (the "Surrender Date"), the outstanding shares of Maxwell Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock split, combination, exchange of shares or similar readjustment, or a stock dividend thereon shall be declared with a record date prior to the Surrender Date, then the shares or options of Company capital stock yet to be surrendered in exchange for Maxwell capital stock as provided in this Agreement shall be appropriately adjusted."

                1.6 Section 5.8 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

        "5.8 Distribution of Information Statement; Shareholders' Approval. The Company shall take all action necessary in accordance with applicable law to




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        obtain the consent to the Merger of its shareholders at the earliest possible time after the Fairness Hearing and the issuance of a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares for the purpose of approving the Merger. The Company shall submit an Information Statement to its shareholders, and its Board of Directors shall recommend to the shareholders, and continue to recommend until the completion of the Informational Session to be held after the issuance of a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares, the adoption of this Agreement and the consent to the Merger. The Company shall use all reasonable efforts to obtain all approvals of the shareholders necessary for the approval and adoption of the Merger under the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws."

                1.7 Section 8.3 to the Merger Agreement shall be deleted in its entirety and replaced with the following:

        Section 8.3. Consents. The Company shall have obtained the written consent to this Agreement, and the transactions contemplated herein, of the holders of at least ninety percent (90%) of the issued and outstanding shares of SEi common stock.

                1.8 The word "Proxy" in subsections 10.1(b) and 10.1(c) shall be replaced with the word "Information."

        2. Other Provisions Unmodified. Except as expressly modified hereby, the rights, obligations and terms of the Merger Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the First Amendment and the Merger Agreement, the First Amendment shall be controlling.

        3. Counterparts. This First Amendment may be executed in several counterparts, and all so executed shall constitute an agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.




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        IN WITNESS WHEREOF, this First Amendment is effective as of the date first set forth above.

SPACE ELECTRONICS, INC.                MAXWELL TECHNOLOGIES, INC.

By:   /s/ Robert M. Czajkowski         By:    /s/ Gary Davidson
   --------------------------------       --------------------------------------
        Robert M. Czajkowski,             Gary Davidson,
        Chief Executive Officer           Chief Financial Officer


PRINCIPAL SHAREHOLDERS:                MT ACQUISITION CORPORATION

                 *                     By: /s/ Gary Davidson
-----------------------------------       --------------------------------------
Robert M. Czajkowski                      Gary Davidson,
                                          Chief Financial Officer
                 *
-----------------------------------
David J. Strobel

                 *
-----------------------------------
Paul E. Blevins

                 *
-----------------------------------
W. Lee Shevel, Ph.D.

                 *
-----------------------------------
David R. Czajkowski

                 *
-----------------------------------
James Spratt

                 *
-----------------------------------
Joan Spratt

*By:    /s/ Robert M. Czajkowski
    ------------------------------
        Robert M. Czajkowski
        Attorney-in-Fact



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                                   SCHEDULE A



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